Exhibit 32.2



                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                           Pursuant to 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


         I, Matthew Richman, Chief Financial Officer of Front Porch Digital Inc. (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2003 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



                                               By: /s/ Matthew Richman
                                                   ----------------------
                                               Name: Matthew Richman
                                               Title: Chief Financial Officer

November 17, 2003

-------------------------

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Front Porch Digital Inc. and will be retained by Front Porch Digital Inc. and furnished to the Securities and Exchange Commission or its staff upon request.